Exhibit k

                                                       KATHLEEN A. MCGAH
                                                       Deputy General Counsel
                                                       Legal Division - 6 MS
                                                       TELEPHONE: (860) 277-7389
                                                       FAX: (860) 277-0842

                                                          January 31, 2003


The Travelers Insurance Company
The Travelers Variable Life Insurance Separate Account Three
One Tower Square
Hartford, Connecticut 06183


Gentlemen:

With reference to the Registration Statement, File No. 33-88576, on Form N-6 filed by The Travelers Insurance Company and The Travelers Variable Life Insurance Separate Account Three with the Securities and Exchange Commission covering variable life insurance policies, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable life insurance policies by the Insurance Commission of the State of Connecticut.

2. The Travelers Variable Life Insurance Separate Account Three is a duly authorized and validly existing separate account established pursuant to
     Section 38a-433 of the Connecticut General Statutes.

3. The variable life insurance policies covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Insurance Company and The Travelers Variable Life Insurance Separate Account Three.

4. Assets of The Travelers Variable Life Insurance Separate Account Three are not chargeable with liabilities arising out of any other business The Travelers Insurance Company may conduct.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of the Registration Statement.


                                                 Very truly yours,


                                                 Kathleen A. McGah
                                                 Deputy General Counsel
                                                 The Travelers Insurance Company